Exhibit 5.1

(Subject to Opinion Committee Review)

        , 2025

Hartford Creative Group, Inc.

8832 Glendon Way

Rosemead, California 91770

Re:	Hartford Creative Group, Inc. Initial Public Offering of up to $10,000,000 shares of Common Stock

Ladies and Gentlemen:

We have acted as special counsel to Hartford Creative Group, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-1 pursuant to Rule 462(b) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) and the Company’s Registration Statement on Form S-1 (File No. 333-164633) (the “Related Registration Statement”) on September 10, 2010, as amended.

The Registration Statement and Related Registration Statement (collectively, the “Registration Statements”) relate to the registration and the offer and sale by the Company of (i) up to [●] shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), including $10,000,000 shares of Common Stock to be issued and sold by the Company (the “Primary Shares”) and (ii) up to [●] shares of Common Stock that may be purchased to cover over-allotments granted to the underwriters, if any (the “Over-Allotment Shares”), pursuant to an Underwriting Agreement, dated [●], 2025 (the “Underwriting Agreement”), by and among the Company and R.F. Lafferty & Co., Inc. and Craft Capital Management LLC, as representatives of the underwriters identified in Schedule [I] thereto (the “Underwriters”).

This letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Hartford Creative Group, Inc. , 2025 Page 2

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statements, the Underwriting Agreement and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In rendering the opinions set forth below, we have further assumed that, before the issuance of the Shares, (i) the Registration Statement will have become effective under the Securities Act and (ii) the conditions to consummating the transactions contemplated by the Underwriting Agreement will have been satisfied or duly waived and such transactions are consummated.

Based upon the foregoing and subject to the assumptions, qualifications, limitations and other matters stated herein, we are of the opinion that:

1. When the Shares are delivered to the Underwriters against payment of the agreed consideration therefor in accordance with the Underwriting Agreement, each of the Shares will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

2. When the Over-Allotment Shares are delivered to the Underwriters against payment of the agreed consideration therefor in accordance with the Over-Allotment Option (as defined by the Underwriting Agreement), each Over-Allotment Share will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

The opinions expressed herein are based upon and limited to the laws of the State of New York. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement. Our opinions expressed in this letter are based upon the facts in existence and laws in effect on the date hereof, and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after delivery hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company and, when duly delivered against payment therefor as contemplated by the Underwriting Agreement, the form of which is filed as Exhibit 3.1 to the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal matters” in the Prospectus included in the Registration Statements. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,